UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2015

SunEdison, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation)	1-13828 (Commission File Number)	56-1505767 (I.R.S. Employer Identification Number)

13736 Riverport Dr. Maryland Heights, Missouri (Address of principal executive offices)	63043 (Zip Code)

(636) 770-7300 (Registrant's telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On February 18, 2015, SunEdison, Inc. (the “Company” or “SunEdison”) issued a press release reporting results of operations for the fourth quarter ended December 31, 2014. A copy of the press release is furnished with this Form 8-K as Exhibit 99.1. A copy of the slide presentation related to the conference call will be posted on the Company's web site prior to the start of the call.
SunEdison makes reference to certain non-GAAP financial measures including non-GAAP revenue, non-GAAP net sales, non-GAAP gross margin, non-GAAP income (loss) per share, non-GAAP operating income (loss) and non-GAAP net income (loss). The press release contains a reconciliation of each non-GAAP measure to the directly comparable GAAP measure.
These non-GAAP measures include adjustments to revenue in the Company’s Solar Energy segment from direct sales of solar energy systems where we have received upfront partial payments and, absent real estate accounting requirements, we would have recognized revenues under the percentage of completion accounting method. In future periods, when the sales transaction is eligible for GAAP revenue recognition, the Company records an off-setting Non-GAAP adjustment for the revenues and COGS amounts previously recognized under Non-GAAP. The non-GAAP measures also include adjustments to non-GAAP revenue and/or profit deferred related to SunEdison’s maximum exposure for power warranties, system uptime guarantees and breach of contract provisions offered to the direct sale customers for these systems that are considered to require continuing involvement by SunEdison in the sold solar energy systems. This revenue is not recognized as of the reporting date under GAAP real estate accounting rules because the solar energy systems are considered integral to the real estate on which they were built. Absent real estate accounting requirements, deferred revenues related to continuing involvement would be recognized under GAAP during the reporting period because SunEdison has historically experienced minimal losses related to these guarantees. For these direct sales, the sales contracts have been executed and SunEdison has either received payment in full or maintains a valid and legal note receivable for the full sales price that SunEdison expects to collect within a short period after completion of the project.
The non-GAAP measures also include revenue related to SunEdison sale-leaseback transactions accounted for as financings. This includes cash received for the legal sale of the solar energy system to the purchaser that will not be recognized as revenue under GAAP. It also includes progress of constructing solar energy systems for which we have binding sale agreements meeting non-real estate percentage of completion accounting requirements. Adjustments also relate to the reversal of GAAP revenue from our sale-leaseback transactions recognized through the sale of electricity and energy credits which are generated as energy is produced. Non-GAAP operating income (loss) reflects a margin in an amount equal to the difference between (a) the the cash received as of the reporting date from SunEdison’s financing partners in sale-leaseback transactions considered financings and (b) SunEdison’s total costs to construct the solar energy systems sold under the sale-leaseback transactions. Non-GAAP operating income also reflects the reversal of GAAP operating costs associated with such systems. These sale-leaseback transactions are classified as financing transactions under GAAP because the system is considered integral to the land or building on which it resides and because SunEdison has continuing involvement with the system through a purchase option. This system development margin will be recognized under GAAP upon termination of the related lease through the non-cash extinguishment of the debt offset by any remaining net book value of the solar energy system asset.
The Company believes that these non-GAAP measures represent important internal measures of performance for the Solar Energy business, and provide important information about the operations and near-term cash flows as reviewed by management. Accordingly, where these measures are provided, it is done so that investors have the same financial data that management uses to evaluate the operational and financial performance of the Solar Energy business. SunEdison management uses these measures to manage the Solar Energy business because it believes these measures are representative of the operational health and performance of the Solar Energy Segment. These non-GAAP measures should not be considered as a substitute for, and should only be read in conjunction with, measures of financial performance prepared in accordance with GAAP and the reconciliation of each non-GAAP measure to the directly comparable GAAP measure set forth in the press release.
The tables included with the press release refer to the Company’s EBITDA for the three and twelve month periods ending December 31, 2014 and December 31, 2013 as well as the quarter ended September 30, 2014. EBITDA is a non-GAAP disclosure consisting of net income (loss) attributable to SunEdison stockholders plus interest expense, net, depreciation and amortization and provision for income taxes. The Company believes that EBITDA is useful to an investor in evaluating the Company’s operating performance and liquidity because (i) it is widely used to measure a company’s operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, (ii) it presents a meaningful measure of corporate performance exclusive of the Company’s capital structure and the method by which the assets were acquired, and (iii) it is a widely accepted financial indicator of a company’s ability to service its debt, as the Company is required to comply with certain covenants and limitations that are based on variations of EBITDA in the Company’s financing documents.
The press release also references the Company’s free cash flow for the three and twelve months ended December 31, 2014 and December 31, 2013, respectively, as well as the quarter ended September 30, 2014. The Company also believes that the non-

GAAP measure of “free cash flow” is useful to help investors better understand the capital intensity of our business, including our project financing operations. In addition to other key performance indicators, the Company evaluates the performance of the solar project business on the cash generation abilities of the projects, which are typically financed at the inception of the leases, resulting in a gain on sale that is deferred and not immediately included in net income (loss).

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits Item

99.1	Press release dated February 18, 2015 furnished with this Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNEDISON, INC.
Date:	February 18, 2015	By:	/s/ Martin H. Truong
Name: Martin H. Truong Title: Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Number	Item
99.1	Press release dated February 18, 2015 furnished with this Report.